AXP International Fund, Inc.
File No. 2-92309/811-4075


Exhibit Index


(a)(2)    Articles of Incorporation

(d)(4)    Addendum to Investment Advisory Agreement

(i)       Opinion and consent of counsel

(j)       Independent Auditors Consent